Exhibit 23.2




               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1994 relating to the consolidated financial statements of UOP and its subsidiaries appearing on page 17 of Union Carbide Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in Union Carbide Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.






                                PRICE WATERHOUSE LLP


Chicago, Illinois
April 23, 1996